UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013 (February 13, 2013)

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 13, 2013, Vringo, Inc. (the “Company”) entered into employment agreements with Andrew D. Perlman, the Company’s Chief Executive Officer, Alexander R. Berger, the Company’s Chief Operating Officer and Secretary, and Clifford J. Weinstein, the Company's Executive Vice President. Andrew Kennedy Lang, the Company's Chief Technology Officer and President, is party to an employment agreement that was assumed by the Company in connection with the merger with Innovate/Protect, Inc. on July 19, 2012 and described in the Company’s Current Report on Form 8-K on July 20, 2012.

Mr. Perlman’s employment agreement has a term of three (3) years. Mr. Perlman and the Company have agreed to commence negotiations to enter into a new employment agreement at least six (6) months prior to the expiration of the three-year term and to conclude those negotiations no later than the date that is three (3) months prior to the expiration of the term of the employment agreement. Under the terms of his employment agreement, Mr. Perlman is currently entitled to receive a base salary of $385,000 effective January 1, 2013 until December 31, 2013. From January 1, 2014 to December 31, 2014, Mr. Perlman will be entitled to receive a base salary of $400,000. From January 1, 2015 through the remainder of the term of the employment agreement, Mr. Perlman will be entitled to receive a base salary of $415,000. In addition, Mr. Perlman will be eligible to participate in any annual bonus or other incentive compensation program that the Company may adopt from time to time for its executive officers.

The employment agreement may be terminated upon death, disability, by us with or without Cause (as defined in the employment agreement), by Mr. Perlman with or without Good Reason (as defined in the employment agreement) or on the last day of the term of the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Mr. Perlman, or (ii) by the Company without Cause, Mr. Perlman shall be entitled to receive (A) the payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the Company through the date the employment period is terminated, (B) an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to the lesser of (x) one times the base salary and (y) two times the base salary payable for the number of full months remaining in the employment period, and (C) COBRA continuation coverage paid in full by the Company for up to a maximum of twelve (12) months following the date of termination. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Perlman, or the parties elect not to renew the agreement, Mr. Perlman will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the company.

Mr. Perlman’s employment agreement also includes a covenant not to compete with the Company or solicit any material commercial relationships of the Company for a period of two (2) years after Mr. Perlman is actually no longer employed by the Company.

Under the terms of this agreement, Mr. Perlman is also entitled to certain expense reimbursements and medical, dental, vision, life and disability insurance and 401(k) benefits.

Mr. Berger’s prior employment agreement with the Company expired by its terms on February 9, 2013. Mr. Berger’s new employment agreement has a term of three (3) years. Mr. Berger and the Company have agreed to commence negotiations to enter into a new employment agreement at least six (6) months prior to the expiration of the three-year term and to conclude those negotiations no later than the date that is three (3) months prior to the expiration of the term of the employment agreement. Under the terms of his employment agreement, Mr. Berger is currently entitled to receive a base salary of $385,000 effective January 1, 2013 until December 31, 2013. From January 1, 2014 to December 31, 2104, Mr. Berger will be entitled to receive a base salary of $400,000. From January 1, 2015 through the remainder of the term of the employment agreement, Mr. Berger will be entitled to receive a base salary of $415,000. In addition, Mr. Berger will be eligible to participate in any annual bonus or other incentive compensation program that the Company may adopt from time to time for its executive officers.

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The employment agreement may be terminated upon death, disability, by us with or without Cause (as defined in the employment agreement), by Mr. Berger with or without Good Reason (as defined in the employment agreement) or on the last day of the term of the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Mr. Berger, or (ii) by the Company without Cause, Mr. Berger shall be entitled to receive (A) the payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the Company through the date the employment period is terminated, (B) an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to the lesser of (x) one times the base salary and (y) two times the base salary payable for the number of full months remaining in the employment period, and (C) COBRA continuation coverage paid in full by the Company for up to a maximum of twelve (12) months following the date of termination. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Berger, or the parties elect not to renew the agreement, Mr. Berger will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any other arrangement with the company.

Mr. Berger’s employment agreement also includes a covenant not to compete with the Company or solicit any material commercial relationships of the Company for a period of two (2) years after Mr. Berger is actually no longer employed by the Company.

Under the terms of this agreement, Mr. Berger is also entitled to certain expense reimbursements and medical, dental, vision, life and disability insurance and 401(k) benefits.

The foregoing descriptions of the employment agreements are not complete and are subject to, and qualified in their entirety by, the full text of the employment agreements with Messrs. Perlman and Berger, copies of which will be filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

In addition, the Company’s Board of Directors, upon the recommendation of its Compensation Committee, approved an amendment to the terms of the stock options and the restricted stock units granted to Messrs. Berger, Perlman and Weinstein on July 26, 2012 and February 11, 2013 under and pursuant to the terms of the Company's 2012 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) to provide that such equity grants shall become fully vested upon termination of employment of such individual by the Company without Cause (as defined in their respective employment agreements) or termination for Good Reason (as defined in their respective employment agreements).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: February 13, 2013	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer

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